                                                                     Exhibit (j)


                             FIFTH THIRD BANK [LOGO]
                           CUSTODY SERVICES AGREEMENT
                            CUSTOMER PROFILE SCHEDULE
                                  INSTITUTION


ACCOUNT TYPE: Mutual Fund                          ACCOUNT NUMBER 01-05-3840691
              ---------------                                     -------------


CUSTOMER INFORMATION
-------------------------------------------------------------------------------

Institution Name (Full Legal Name. DO NOT USE ABBREVIATIONS)     Tax ID. Number

Morgan Funshares, Inc                                              34-1398864
-------------------------------------------------------------------------------

Institution Contact and Title                                  Telephone Number

Robert F. Pincus, President                                     (216) 274-5388
-------------------------------------------------------------------------------

Street Address of Institution              City             State          Zip

1404 E. 9th Street 6th Floor            Cleveland            Ohio         44114
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
ACCOUNT SERVICE INSTRUCTIONS
-------------------------------------------------------------------------------

        TYPE OF INSTITUTION:                        ADDITIONAL SERVICE OPTIONS:

        [   ] Insurance Company                       [   ]  Monthly Statements
        [   ] Financial Institution                   [   ]  Quarterly Statements
        [   ] Corporation                             [   ]  Automated Securities Workstation
        [   ] Partnership                             [   ]  Other, please specify:
        [   ] Investment Advisor
        [ X ] Investment Company                             ---------------------------------
        [   ] Broker Dealer
        [   ] Qualified Retirement Plan                      ---------------------------------
        [   ] Other, please specify:

        -------------------------------

        -------------------------------

-------------------------------------------------------------------------------

PAYMENT FOR CUSTODY SERVICES:

   [ X ]   Bill monthly
   [   ]   Charge monthly
   [   ]   Other, please specify:
                                 ----------------------------------

NAME OF INVESTMENT ADVISOR:
                            ---------------------------------------------------

(If self-directed, indicate "self-directed.")

-------------------------------------------------------------------------------

PROXY COMMUNICATION:

   [   ] Execute all proxies in favor of management or as directed otherwise and mail said proxies to the address specified.

   [   ] Forward all proxies to the above mailing address and I will execute and mail said proxies to the address specified.

   [   ] Check this box if you object to disclosure of your name, address and securities positions to requesting companies in which you own shares.

-------------------------------------------------------------------------------

FIFTH THIRD BANK IS INSTRUCTED TO HANDLE ALL EXCESS CASH IN THE FOLLOWING
MANNER:

[   ]   Invest/Withdraw from the following Fifth Third Fund:            [   ]    Check or Wire Transfer according to the following
                                                                                 instructions:

        ----------------------------------------------------------------         --------------------------------------------------
        (Name of Fund)

                                                                                 --------------------------------------------------
[   ]   Credit/Charge our Fifth Third Checking or Savings account:               (Address of Bank and ABA Routing Information)

        ----------------------------------------------------------------
        (Account Number)


-------------------------------------------------------------------------------
SUBSTITUTE FORM W-9 TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION


I. Enter your taxpayer identification            Social Security Number         Employer Identification Number
number in the appropriate box. For
individuals and sole proprietors, this                -        -          OR              34-1398864
is your social security number. For              -----------------------                  ----------
other entities, it is your employer
identification number. If you do not
have a number, indicate "pending" and
report to Fifth Third upon receipt.


II. Indicate "exempt" for payees exempt from backup withholding:

                                                                 ------------------------------------------------------------------

-------------------------------------------------------------------------------

Certification - under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and


(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding (does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement account (IRA), and payments other then interest and dividends).

Certification Instructions - You must cross out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

-------------------------------------------------------------------------------
CHANGES TO CUSTOMER PROFILE SCHEDULE
-------------------------------------------------------------------------------

Any changes to this Customer Profile Schedule will not be effective until a new Customer Profile Schedule is executed by the Customer and, when applicable, any other person authorized to direct the account, including an Investment Advisor.
-------------------------------------------------------------------------------
PERSONS AUTHORIZED TO DIRECT ACCOUNT (Including Investment Advisor when applicable)
-------------------------------------------------------------------------------

Client Signature:            Date:              Client Signature:         Date:

/s/ Burt D. Morgan            8-30-01
-------------------------------------------------------------------------------

Title: Vice Chairman                            Title:

-------------------------------------------------------------------------------

                            Fifth Third Bank [LOGO]
                           CUSTODY SERVICES SCHEDULE

Custodian will perform the standard Custody Services, which are generally the maintenance of a custodial account, in the name of and on behalf of Customer. Custodian will notify Customer of any changes to the Custody Services that will affect Customer at least 30 days prior to the effective date of such changes. Capitalized terms are those as defined in the Custody Services Agreement. The Custody Services are described as follows:

A. SAFEKEEPING. Custodian will maintain in its vault or at a Depository, or sub-Custodian identified on its books as the property of the custodial account(s) of Custodian, all Property which it now or hereafter receives for the Account(s) of Customer.

B. TRADING. Custodian will, upon Proper Instructions of Customer, sell, assign, transfer, deliver, purchase or acquire securities or other property for the Account of Customer.

C. DEPOSITS OR WITHDRAWALS. Custodian will, upon Proper Instructions of Customer or authorized agent: (a) deliver or receive securities or other properties; and (b) transfer or make payments from the Account of such cash or securities to such person(s) specified by Customer. Unless Customer directs otherwise, excess cash will be invested in the Custodian's Investment/Sweep Alternatives.

D. INCOME. Custodian will collect and receive all cash or property with respect to Property as interest, dividends, proceeds from transfer, and other payments for the Account of Customer. Custodian will convert cash distributions denominated in foreign currency into United States dollars at Custodian's rate for the account of Customer. In effecting such conversion, Custodian may use such methods or agencies as it deems necessary at the current prevailing rates.

E. CAPITAL CHANGES. Custodian will promptly notify Customer of capital changes, limited to those securities registered in nominee name and to those securities held at a Depository or sub-custodian acting as agent for Custodian. Custodian will be responsible only if the notice of such capital change is published by Xcitek, DTC, or received by registered mail from the agent. For market announcements not yet received and distributed by Custodian's services, Customer will provide Custodian with appropriate instructions. Custodian will, upon receipt of Customer's response within the required deadline, affect such action for receipt or payment for the Account of Customer. For those responses received after the deadline, Custodian will affect such action for receipt or payment, subject to the limitations of the agent(s) affecting such actions.

F. PUTS. Custodian will promptly notify Customer of put options only if the notice is received by registered mail from the agent. Customer will provide Custodian with all relevant information contained in the prospectus for any security which has unique put option provisions and provide Custodian with specific tender instructions at least ten business days prior to the beginning date of the tender period.

G. SHAREHOLDER COMMUNICATIONS. Custodian will, as set forth in the Customer Profile Schedule, either receive, execute or cause to be transmitted all shareholder communications. Custodian shall respond on behalf of the Customer to shareholder communications with respect to any involvement in any temporary cash investment offered by Custodian.

H. RECORD RETENTION. Custodian will, at all times, maintain proper books and records relating to the Account and such will be available for inspection by duly authorized officers, employees, or agents of Customer or by legally authorized regulatory officials who are then in the process of reviewing the Customer's financial affairs upon adequate proof to Custodian of such official status.

I. REPORTS. Custodian will provide such reports as set forth in the Customer Profile Schedule, and notify the Customer of each transaction confirmation or monthly statement of transactions and holdings.

J. COMMUNICATIONS. Custodian will rely on the accuracy of all data received through electronic means and initiated by any person authorized by Customer. In its employment of such devices, Customer will safeguard and maintain the confidentiality of all passwords or numbers and will disclose them only to those employees who are to have access to the Account. Custodian may electronically record any instructions or other telephone discussions. Custodian may electronically record any instructions given by telephone, and any other telephone discussions with respect to the Account or transactions pursuant to the Agreement.

K. OVERDRAFTS. At the discretion of Custodian in cases concerning overdrafts, the Account may be charged interest at a rate determined by Custodian.

                            Fifth Third Bank [LOGO]
                           CUSTODY SERVICES AGREEMENT

This CUSTODY SERVICES AGREEMENT ("Agreement") is made effective as of September 17, 2001 by and between FIFTH THIRD BANK, 38 Fountain Square Plaza, MD # 1090E5, Cincinnati, Ohio 45263 ("Custodian"), and the undersigned customer ("Customer"). Custodian and Customer hereby agree as follows:

1. Customer has deposited with Custodian the property listed on the receipt(s) or as indicated on the confirmation supplied by Custodian to Customer in connection with this Agreement, and may from time to time hereafter deposit additional property (hereinafter the "Property"), for the purpose of obtaining from Custodian, the Custody Services ("Services") described in the Custody Services Schedule.

2. Customer represents and acknowledges that the description of the property listed on the receipt(s) or confirmation is an accurate description of the property delivered to Custodian. Securities held by Custodian shall, unless payable to bearer, be registered in the name of the Custodian for the account of the Customer or its nominee. Custodian may deposit all or a part of the Property in the Depository Trust Company, or the Federal Reserve or such other sub-custodian; (hereinafter collectively known as "Depository") but, Custodian shall have the same responsibility to Customer regardless of where specific property is deposited. Custodian may register that portion of the Property that are securities in the name of a nominee of Custodian or Depository. Custodian will segregate and identify on its books as belonging to the Customer all Property held by Custodian or any other entity authorized to hold Property in accordance with this Agreement.

3. Custodian shall act in the capacity as custodian with respect to the Property, holding and controlling the Property, and assumes full responsibility to exercise the commercially reasonable standard of care that it exercises over its own assets in providing the Services. Custodian shall have no investment authority, nor any duty or obligation to supervise or advise Customer on any investments. Under no circumstances will Custodian be liable to Customer or other persons or entities for any loss or expense arising out of this Agreement other than in connection with any act or failure to act which constitutes willful, intentional or reckless misconduct on the part of Custodian.

4. Customer or designated agent will pay Custodian for all fees and expenses charged for the Services in accordance with the Fee Schedule then in effect. Custodian will perform the Services described, which are generally the maintenance of a custodial account, in the name of and on behalf of Customer (the "Account"). Custodian may make changes to Services (including the Fee Schedule) based upon, but not limited to, technological developments; legislative, regulatory, third party depository or sub-custodian operational changes; or the introduction of new services by Custodian. Custodian will notify Customer of any changes to the Services that will affect Customer at least 30 days prior to the effective date of such changes. The Services shall include those as normally provided by Custodian in its standard procedures with respect to safekeeping, trading, deposits, withdrawals, income, corporate actions, puts, calls, overdrafts, record retention, reports and such other items as Custodian may offer.

5. Custodian is authorized to rely and act upon the written and manually signed instructions ("Proper Instruction") of the person(s) identified as having authority over the Property. Custodian is authorized to rely and act upon Proper Instructions received from telephone, facsimile, or by bank wire which Custodian believes to be in good faith given by an authorized person or agent acting on behalf of Customer. Custodian is also authorized to rely and act upon instructions transmitted electronically through the Institutional Delivery System (IDS), a customer data entry system, or any other similar electronic instruction system acceptable to the Custodian. Custodian will not be liable for failures to execute, or failures to receive property due to incorrect, incomplete, conflicting or untimely instructions. Custodian, in its discretion, is authorized to accept and act upon orders from Customer, whether given orally by telephone, or otherwise, which Custodian in good faith believes to be genuine. Custodian's records will be conclusive as to the content of any such instruction, whether or not confirmation is received.

6. Custodian will be authorized to take the reasonably necessary steps to complete a transaction and will be reimbursed for all costs, losses and liabilities if settlement is not accomplished due to Customer's failure to pay or deliver the Property for any reason. Custodian is authorized to execute, in the name of Customer, any certificates of ownership, declarations or other certificates required under any tax laws or other laws or governmental regulation now or hereafter in effect. Custodian will have the right to setoff against the Property held by Custodian hereunder, and upon any deposit account of Customer for the following: (i) Compensation, expenses, commitments made by Custodian upon instructions of Customer or authorized agent; (ii) Reimbursement of taxes incurred by Custodian for the Account of Customer; or (iii) Other liabilities of Customer to Custodian, however created.

7. Custodian will settle trade orders as instructed by the Customer. Custodian will not be liable or accountable for any act or omission by or for the solvency of any broker or agent effecting such transaction. Customer will be protected for such orders under the terms of the broker-dealers' operating agreement.

8. Customer agrees to indemnify, defend and hold Custodian harmless against all claims, damages, or liabilities from any third party to which Custodian or its nominee may be subjected by reason of any registration of Securities or other Property in the name of Custodian or its nominee or otherwise arising out of or connected with Custodian's Services under this Agreement, except for any claims, damages or liability arising out of Custodian's intentional, reckless or willful misconduct.

9. Custodian shall not be liable for any losses, damages or liabilities resulting from any action taken or omitted, or from any loss or injury resulting from the Custodian's performance or lack of performance of its duties under this Agreement in the absence of intentional, reckless or willful misconduct on Custodian's part. In no event shall Custodian be liable (i) for acting in accordance with Proper Instructions; (ii) for special, consequential or punitive damages or lost profits; (iii) for the acts or omissions of its Depositories, sub-custodians or nominees or agents; or (iv) for holding property involved in any nationalization, expropriation or other governmental actions, acts of war or terrorism, insurrection, revolution or national catastrophes or acts of God.

10. Custodian will treat all records and information relating to Customer and the Account as confidential, except that it may disclose such information after prior approval of Customer, which will not be unreasonably withheld. Custodian will be authorized to supply any information regarding the Account which is required by any law or governmental regulation in effect without having received Customer's prior approval. Customer agrees to review statements and reports promptly on receipt and inquiries regarding any valuations or other reports must be submitted within one month of the receipt of the Custodian's statement or report, and on expiration of this period, statements and reports are considered correct and agreed to. Express or tacit approval of such statement or report implies acceptance of the various entries listed therein and approval of any reservations made by Custodian. Thereafter, Customer assumes the responsibility to correct any errors.

11. Customer or designated agent will pay Custodian for all fees and expenses for the Services in accordance with the Fee Schedule in effect and billed or charged according to the Customer Profile Schedule. Customer will receive at least 30 days prior notice of any changes in the Fee Schedule. If Customer fails to pay Custodian for any fees and expenses owed within 30 days after invoice, Custodian may charge such fees and expenses to any deposit account of Customer or in the name of Customer. Custodian may also assess late payment fees for payments past due more than 30 days after invoice.

12. The failure of Custodian or Customer to insist on strict compliance, or to exercise any right or remedy under this Agreement shall not constitute a waiver of any rights contained herein or estop the parties from thereafter demanding full and complete compliance or prevent the parties from exercising such remedy in the future.

13. This Agreement is not a contract of employment and nothing contained in this Agreement shall be constructed to create the relationship of joint venture, partnership, or employment between the parties.

14. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, and representations regarding the subject matter of this Agreement. No amendment to this Agreement shall be valid, unless made in writing and signed by both parties.

15. This Agreement will be governed by and construed according to the laws of the State of Ohio. The Customer or Custodian may terminate this Agreement upon thirty (30) days prior written notice to the other party by registered, certified or express mail. Custodian will charge fees up to and including the last day of the billing period in which the effective date of termination occurs. Notice shall be effective on the date of receipt thereof.

CUSTOMER:                                             CUSTOMER'S ADDRESS:


By /s/ Burt D. Morgan                                 1404 E. 9th St. 6th Floor
   ------------------------------                     -------------------------


Date: 8-30-01                                         Cleveland, Ohio 44114
---------------------------------                     -------------------------



Accepted:

FIFTH THIRD BANK                                      CUSTODIAN'S ADDRESS:

By: /s/ Arnold O. Aj                                  Fifth Third Bank
---------------------------------                     38 Fountain Square Plaza
                                                      MD # 1090E5
Title: Trust Officer                                  Cincinnati, Ohio 45263
---------------------------------

Date: 9/17/01
---------------------------------

                                   EXHIBIT C
                        TO THE CUSTODY AGREEMENT BETWEEN
                   MORGAN FUNSHARES AND THE FIFTH THIRD BANK

                                August 27, 2001

                                FIFTH THIRD BANK
                     MORGAN FUNSHARES CUSTODY FEE SCHEDULE

PER FUND
FEE
I                    Basic Account
                     Annual Asset Based
                        Under $25 Million                               1 bp
                        $25 - $100 Million                            .75 bp
                        $100-$200 Million                              .5 bp
                        Over $200 Million                             .25 bp

II                   Security Transactions
                     Depository Eligible                           $    9.00
                     Physical                                      $   25.00
                     Principal & Income Collection                 $    5.00
                     Options                                       $   25.00
                     Mutual Funds                                  $   15.00
                     International - Euroclear & Cedel             $   50.00
                     International - In Country                    See Attached
                     Pair-off Trades                               $   25.00

III                  Systems
                     Fifth Third Internet Securities WorkStation
                     First 4 licenses (per month)                  $  100.00
                     Each 5 additional licenses (per month)        $   50.00

IV.                  Miscellaneous Fees
                     Per additional issue for repo collateral      $    5.00
                     Voluntary Corporate Actions                   $   25.00
                     Wire Transfers (In/ Out)                      $    7.00
                     Check Requests                                $    6.00
                     Escrow Receipt                                $    5.00
                     Special Services - per hr. fee                $   75.00
                     Overnight Packages                             At Cost


                     Annual Minimum (invoiced monthly)             $3,500.00

                        CERTIFIED CORPORATE RESOLUTIONS
                              FOR CUSTODY SERVICES

The undersigned officer of _________________________________, a corporation organized under the laws of the State of ___________________; does hereby certify that either (a) at a meeting of the corporation's Board of Directors duly called and held, at which meeting a quorum of the Board of Directors was present and voting, or (b) by an action without a meeting as authorized under the laws of said state, such a writing or writings filed with or entered upon the records of the corporation, resolutions, of which the following is a full and true copy as appears in said records, were duly adopted, and the proceedings of the Board of Directors were in accordance with the Charter or Articles and with the Regulations and Bylaws thereof, and that the resolutions as set forth below are now in full force and effect.

         RESOLVED, that this corporation is authorized to enter into an agreement with THE FIFTH THIRD BANK, an Ohio corporation ("Bank") to furnish various custody services to this corporation, which agreements may relate to one or more of the custody accounts of this corporation with Bank;

         RESOLVED FURTHER, that in connection herewith (a) any of the below named individuals be and each of them is authorized for an on behalf of this corporation to execute and deliver to Bank agreements and other writings, if any, as Bank may require, which agreements and other writing, if any, such shall be in such form and contain such representations, terms, authorizations, waivers and other provisions as Bank may require and as the person executing such agreements on behalf of this corporation may approve, and (b) any of the individuals be and each of them is authorized for and on behalf of this corporation to make and do all such acts and things including but not limited to, supplying operational and procedural information, as Bank may from time to time deem necessary or advisable in connection with the foregoing, and, in each case, any such person's execution thereof or other acts in connection therewith shall be conclusive evidence of his or her approval and the approval of the Board of Directors:

Name                           Title                       Specimen Signature

Burton D. Morgan               Chairman                    /s/ Burt D. Morgan
-----------------------        --------------------        --------------------

Robert F. Pincus               President                   /s/ Robert F. Pincus
-----------------------        --------------------        --------------------

James C. Onorato               Vice President              /s/ James C. Onorato
-----------------------        --------------------        --------------------


-----------------------        --------------------        --------------------


         RESOLVED FURTHER, that all such agreements and other writings heretofore executed and delivered to Bank and other acts taken in connection therewith on behalf of this corporation are hereby ratified, confirmed and approved; and that a certified copy of these resolutions and a certification of the names, titles and specimen signatures of the persons herein authorized to act on behalf of this corporation shall be furnished to Bank, and that the Bank is authorized to rely on these resolutions and such certification until written notice to any change therein, in form satisfactory to Bank, shall have been received by an appropriate officer of Bank.

I further certify that each of the persons named above is duly elected and an acting officer of the corporation with the title indicated, and set forth opposite such name and title is a specimen signature of such officer.


                                        /s/ Catherine M. Kantorowski
                                        ----------------------------
                                        Secretary

                              THE FIFTH THIRD BANK
                           Customer Authorization to
                            Offer Account Direction

                                                        Date: 8-30-01
                                                        ------------------------

The following people are authorized to communicate with The Fifth Third Bank of Cincinnati, Ohio for the sole purpose of verifying daily transactions and account activity in connection with the custodian account
# 01-05-3840691.
----------------


        NAME                      TITLE                     SIGNATURE
      (typed)                    (typed)

Burton D. Morgan               Chairman                /s/ Burton D. Morgan
----------------------         ------------------      ------------------------

Robert F. Pincus               President               /s/ Robert F. Pincus
----------------------         ------------------      ------------------------

Gregory B. Getts                                       /s/ Gregory G. Getts
----------------------         ------------------      ------------------------

Justine S. Greenwald                                   /s/ Justine S. Greenwald
----------------------         ------------------      ------------------------

                               Treasurer &
James C. Onorato               Vice President          /s/ James C. Onorato
----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------



                                        /s/ Catherine M. Kantorowski
                                        ----------------------------
                                             Authorized by



                 Fifth Third Bank -- Securities Services Group
       38 Fountain Square Plaza -- Cincinnati, Ohio 45263 -- 513-579-4211

                              THE FIFTH THIRD BANK
                           Customer Authorization to
                            Offer Account Direction

                                                        Date: 8-30-01
                                                        ------------------------

The following people are authorized to direct The Fifth Third Bank of Cincinnati, Ohio in connection with the custodian account # 01-05-3840691,
                                                         ----------------
to hold, exchange, acquire, buy, sell, pledge, collect, transfer, or assign, delivery (whether against payment or receipt free of payment), and/or dispose of such stock, bonds, securities, mortgages, cash, and/or other property and take any action relating to any such securities or property upon written or verbal authorization.

        NAME                      TITLE                     SIGNATURE
      (typed)                    (typed)

Burton D. Morgan               Chairman                /s/ Burton D. Morgan
----------------------         ------------------      ------------------------

Robert F. Pincus               President               /s/ Robert F. Pincus
----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------



----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------


----------------------         ------------------      ------------------------



                                        /s/ Catherine M. Kantorowski
                                        ----------------------------
                                             Authorized by


                 Fifth Third Bank -- Securities Services Group
       38 Fountain Square Plaza -- Cincinnati, Ohio 45263 -- 513-579-4211